As filed with the Securities and Exchange Commission on August 5, 1998

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ---------------------------------

                             COMPUTER HORIZONS CORP.
             (Exact name of registrant as specified in its charter)

              New York                                           132638902
    (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

      49 Old Bloomfield Avenue
     Mountain Lakes, New Jersey                                  07046-1495
       (Address of principal                                     (Zip Code)
         executive offices)

                       ---------------------------------

          THE SPARGO CONSULTING PLC EXECUTIVE SHARE OPTION SCHEME 1994
                            (Full title of the Plan)

                       ---------------------------------

                                 JOHN J. CASSESE
                             Computer Horizons Corp.
                            49 Old Bloomfield Avenue
                      Mountain Lakes, New Jersey 07046-1495
                                 (973) 299-4000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                           ERICA H. STEINBERGER, ESQ.
                                Latham & Watkins
                                885 Third Avenue
                                   Suite 1000
                            New York, New York 10022
                                 (212) 906-1200

                                            CALCULATION OF REGISTRATION FEE


                                   Amount             Proposed               Proposed
                                 of Shares            Maximum                Maximum                 Amount of
Title of Securities to be          to be           Offering Price           Aggregate               Registration
        Registered               Registered(1)     Per Share (2)          Offering Price                Fee
--------------------------- --------------------- ----------------- --------------------------- ---------------------
Common Stock, $0.10 par            31,689         $8.91, $12.20,           $342,754.26                $101.11
value                                             $12.75
--------------------------- --------------------- ----------------- --------------------------- ---------------------

(1) Represents the maximum number of shares that may be issued pursuant to the Spargo Consulting PLC Executive Share Option Scheme 1994.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (a) the exercise price per share ($8.91) of outstanding options for 13,581 shares; (b) the exercise price per share ($12.20) of outstanding options for 16,599 shares and (c) the exercise price per share ($12.75) of outstanding options for 1,509 shares.

EXPLANATORY NOTE

         This Registration Statement relates to 31,689 shares of common stock, par value $0.10 per share, of Computer Horizons Corp., a New York corporation (the "Company"), reserved for issuance from time to time in connection with the Spargo Consulting PLC Executive Share Option Scheme 1994 (the "1994 Plan"). Spargo Consulting PLC, a corporation formed under the laws of the United Kingdom ("Spargo"), established the 1994 Plan to attract, retain and motivate qualified employees and create a long term mutuality of interest between key employees and Spargo's shareholders. On June 30, 1998, the Company announced that it had completed the acquisition of Spargo. As a result of the acquisition, the Company has assumed the 1994 Plan, and the outstanding unexercised options for Spargo shares under the 1994 Plan have been exchanged for options exercisable, in the aggregate, for the shares of common stock subject to this Registration Statement.

                                     PART I


Item 1.           Plan Information

                  Not required to be filed with this Registration Statement.

Item 2.           Registration Information and Employee Plan Annual Information

                  Not required to be filed with this Registration Statement.


                                     PART II


Item 3.           Incorporation of Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by the Company, are incorporated by reference as of their respective dates in this Registration Statement:

                  A. The Company's Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 10-K").

                  B. The portions of the Company's 1997 Annual Report to Shareholders that have been incorporated by reference into the 1997 10-K.

                  C. Report on Form 10-Q for the three months ended March 31, 1998.

                  D. The Company's Proxy Statement for its 1998 Annual Meeting of Shareholders.

                  E.       Current Report on Form 8-K dated March 13, 1998.

                  F.       Current Report on Form 8-K/A dated March 17, 1998.

                  G.       Current Report on Form 8-K dated July 15, 1998.

                  H.       The   description  of  the  Company's   Common  Stock
                           contained in the Company's Registration Statement on Form 8-A.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  None.

Item 6.           Indemnification of Directors and Officers

                  The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides, as permitted by Section 402(b) of the New York Business Corporation Law (the "BCL") that no director shall be personally liable to the Company or any shareholder for damages for any breach of duty as a director, provided that the Certificate of Incorporation does not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the BCL.

                  The Certificate of Incorporation also provides, in accordance with Section 722 of the BCL, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, (1) is or was a director or officer of the Company or (2) is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent), shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators, provided, however, that, except for actions brought to enforce such indemnification rights, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Certificate of Incorporation is a contract right and includes the rights to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if the BCL requires, the payment of such expenses incurred by a director or officer in his capacity as such (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced as to which it shall ultimately be determined that such director or officer is not entitled to be indemnified.

                  The Certificate of Incorporation further provides, in accordance with the BCL, that the indemnification rights provided therein are not exclusive of any other rights that any person may have, and that the Company may, subject to certain restrictions imposed by the BCL, maintain insurance to protect itself and its officers and directors against expenses, liabilities and losses, whether or not the Company would be permitted to indemnify such person against such expenses, liabilities and losses under the BCL.

                  The  Company  currently  has  a  $15,000,000   directors'  and
officers' liability insurance policy.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  4(f) The Spargo Consulting PLC Executive Share Option Scheme 1994.

                  5(a) Opinion of Latham & Watkins as to the legality of the Common Stock being registered.

                  23(a)    Consent  of Latham &  Watkins.  (Included  in Exhibit
                           5(a)).

                  23(b)    Consent of Grant Thornton LLP.

                  24(a)    Power of Attorney. (Included on signature page).

Item 9.           Undertakings

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i)  To  include  any  prospectus   required  by
                                Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain Lakes, State of New Jersey, on August 5, 1998.

                                              COMPUTER HORIZONS CORP.



                                         By:  /s/John J. Cassese
                                              ------------------
                                             John J. Cassese
                                             Chairman of the Board and President




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John J. Cassese, William J. Murphy, and Dennis M. DiVenuta, or any of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                        Title                        Date Signed
     ---------                        -----                        -----------

/s/John J. Cassese         Chairman of the Board and President    August 5, 1998
   ---------------         (Principal Executive Officer) and
   John J. Cassese         Director


/s/William J. Murphy       Executive Vice President, Chief        August 5, 1998
   -----------------       Financial Officer and Secretary
   William J. Murphy       (Principal Financial Officer)


/s/Michael J. Shea         Vice President and Controller          August 5, 1998
   ---------------         (Principal Accounting Officer)
   Michael J. Shea

/s/Thomas J. Berry         Director                               August 5, 1998
   ---------------
   Thomas J. Berry

                           Director                               August 5, 1998
   ---------------
   Rocco J. Marano

                                  EXHIBIT INDEX


         4(f)     The Spargo Consulting PLC Executive Share Option Scheme 1994.

         5(a) Opinion of Latham & Watkins as to the legality of the Common Stock being registered.

         23(a)    Consent of Latham & Watkins. (Included in Exhibit 5(a)).

         23(b)    Consent of Grant Thornton LLP.

         24(a)    Power of Attorney. (Included on signature page).